Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2020 RESULTS

•         Quarterly revenue of $515 million

•         Semi-Cap revenue growth of 25% year-over-year

•         A&D revenue growth of 15% year-over-year

•         Medical revenue growth of 14% year-over-year

•         Quarterly GAAP diluted EPS of $0.10 and non-GAAP diluted EPS of $0.22

TEMPE, AZ, April 29, 2020 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2020.

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
In millions, except EPS	2020	2019	2019
Sales	$515	$508	$603
Net income (loss)	$4	$(7)	$14
Net income – non-GAAP(1)	$8	$10	$13
Diluted earnings (loss) per share	$0.10	$(0.19)	$0.34
Diluted EPS – non-GAAP(1)	$0.22	$0.27	$0.33
Operating margin	1.3%	(1.8)%	2.7%
Operating margin – non-GAAP(1)	2.3%	2.6%	2.9%

(1) A reconciliation of GAAP and non-GAAP results is included below.

"I want to thank our extraordinary team for their hard work to deliver our results for the first quarter.  While adhering to safety and government guidelines, we were able to navigate a very difficult start to the year that began with challenges in our Suzhou, China facility early in the quarter and then migrated to our global locations in late March,” said Jeff Benck, Benchmark President and CEO.

 “Looking ahead, while we are not immune to the economic impacts created by COVID-19 and the associated labor and supply chain challenges, we expect continued strength in Medical, Defense, and Semi-cap sectors as compared to our other vertical markets.  We continue to play a key role in the COVID-19 fight with a number of products we design, test, and manufacture in the Medical sector that directly support efforts to battle this disease.  Our teams also continue to build essential products supporting the energy, semiconductor, security, and defense markets.”

“We remain in close contact with our customers, monitoring their end markets and the ever-changing labor and supply chain conditions.  We are proactively deploying a number of prioritized cost and cash management actions to reduce expenses and conserve cash during this period of uncertainty.  We have a strong balance sheet and I have the utmost confidence in the Benchmark global team to manage through these challenging times and emerge stronger as we focus on meeting the priority needs of our customers.”

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2020	2019	2019

Accounts receivable days	56	57	61
Contract asset days	28	29	23
Inventory days	65	60	51
Accounts payable days	(61)	(58)	(60)
Customer deposits	(7)	(7)	(3)
Cash Conversion Cycle days	81	81	72

First Quarter 2020 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2020		2019		2019
Medical	$118	23%	$103	20%	$103	17%
Semi-Cap	83	16	81	16	66	11
A&D	119	23	106	21	104	17
Industrials	103	20	107	21	116	20
	$423	82%	$397	78%	$389	65%

	Mar 31,		Dec 31,		Mar 31,
Traditional Markets	2020		2019		2019
Computing	$36	7%	$45	9%	$124	21%
Telecommunications	56	11	66	13	90	14
	$92	18%	$111	22%	$214	35%
Total	$515	100%	$508	100%	$603	100%

Overall, higher-value market revenues during the first quarter were up 6% quarter-over-quarter and 8% year-over-year due to stronger demand despite labor and supply chain challenges related to COVID-19 which occurred late in the quarter.  Traditional market revenues were down 57% year-over-year primarily from our exit of the legacy computing contract.

Second Quarter 2020 Outlook

Due to the effects of the COVID-19 pandemic and the unpredictable impact on our operations due to government enacted plant shut downs and shelter in place restrictions, particularly in our Tijuana, Mexico, Penang, Malaysia, and California operations as well as supply chain impacts, we are unable to forecast with certainty the effect on Benchmark’s financial and operational results for the second quarter of 2020.

First Quarter 2020 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time.  The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Wednesday, May 6, 2020 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "could", "predict" and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Forward-looking statements include, among other things, the estimated financial impact of the COVID-19 pandemic, guidance for second quarter 2020 results, the company’s anticipated plans and responses to the COVID-19 pandemic, statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow, and expected revenue mix; and Benchmark’s business and growth strategies. Although the company believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.  These statements also depend on the duration and severity of the COVID-19 pandemic and related risks, including government and other third-party responses to it and the consequences for the global economy, our business and the businesses of our suppliers and customers.  Events relating to or resulting from the COVID-19 crisis, including the possibility of customer demand fluctuations, supply chain constraints, or the ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans to respond to the COVID-19 pandemic.  If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Part 1, Item 1A, "Risk Factors" of the company's Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.   This document also references “free cash flow”, which the Company

defines as cash flow from operations less additions to property, plant and equipment and purchased software.   The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.   Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.   Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Income (loss) from operations (GAAP)	$6,490	$(9,281)	$16,087
Restructuring charges and other costs	1,908	9,949	1,576
Settlement	-	(773)	-
Impairment	1,007	-	-
Customer insolvency (recovery)	-	11,036	(2,742)
Amortization of intangible assets	2,381	2,366	2,367
Non-GAAP income from operations	$11,786	$13,297	$17,288

Gross Profit (GAAP)	$43,361	$37,313	$50,037
Settlement	-	(773)	-
Customer insolvency (recovery)	-	967	(1,024)
Non-GAAP Gross Profit	$43,361	$37,507	$49,013

Net income (loss) (GAAP)	$3,852	$(6,931)	$13,773
Restructuring charges and other costs	1,908	9,949	1,576
Customer insolvency (recovery)	-	11,036	(2,742)
Amortization of intangible assets	2,381	2,366	2,367
Settlement	-	(773)	(1,836)
Impairment	1,007	-	-
Income tax adjustments(1)	(1,078)	(5,385)	206
Non-GAAP net income	$8,070	$10,262	$13,344

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.10	$(0.19)	$0.34
Diluted (Non-GAAP)	$0.22	$0.27	$0.33

Weighted-average number of shares used
in calculating earnings (loss) per share:
Diluted (GAAP)	37,071	36,928	40,853
Diluted (Non-GAAP)	37,071	37,374	40,853

(1)               This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019

Sales	$514,964	$602,820
Cost of sales	471,603	552,783
Gross profit	43,361	50,037
Selling, general and administrative expenses	31,575	30,007
Amortization of intangible assets	2,381	2,367
Restructuring charges and other costs	2,915	1,576
Income from operations	6,490	16,087
Interest expense	(1,702)	(1,609)
Interest income	599	1,297
Other income (expense), net	(662)	1,604
Income before income taxes	4,725	17,379
Income tax expense	873	3,606
Net income	$3,852	$13,773

Earnings per share:
Basic	$0.10	$0.34
Diluted	$0.10	$0.34

Weighted-average number of shares used in calculating
earnings per share:
Basic	36,790	40,630
Diluted	37,071	40,853

For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$411,786	$363,956
Accounts receivable, net	317,862	324,424
Contract assets	159,962	161,061
Inventories	338,437	314,956
Other current assets	36,955	30,685
Total current assets	1,265,002	1,195,082
Property, plant and equipment, net	201,580	205,819
Operating lease right-of-use assets	77,033	76,859
Goodwill and other, net	279,767	282,114
Total assets	$1,823,382	$1,759,874

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,868	$8,825
Accounts payable	315,729	302,994
Accrued liabilities	134,742	147,426
Total current liabilities	459,339	459,245
Long-term debt and finance lease obligations, less current installments	231,798	138,912
Operating lease liabilities	67,009	67,898
Other long-term liabilities	75,614	78,987
Shareholders’ equity	989,622	1,014,832
Total liabilities and shareholders’ equity	$1,823,382	$1,759,874

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019

Cash flows from operating activities:
Net income	$3,852	$13,773
Depreciation and amortization	12,192	12,172
Stock-based compensation expense	2,739	2,772
Accounts receivable, net	6,414	64,176
Contract assets	1,099	(16,943)
Inventories	(23,769)	(5,862)
Accounts payable	14,882	(45,914)
Other changes in working capital and other, net	(20,518)	(7,760)
Net cash (used in) provided by operations	(3,109)	16,414

Cash flows from investing activities:
Additions to property, plant and equipment and software	(12,896)	(10,074)
Other investing activities, net	1,405	(97)
Net cash used in investing activities	(11,491)	(10,171)

Cash flows from financing activities:
Share repurchases	(19,329)	(61,080)
Net debt activity	92,813	(274)
Other financing activities, net	(6,946)	(7,160)
Net cash provided by (used in) financing activities	66,538	(68,514)

Effect of exchange rate changes	(4,108)	(515)
Net increase (decrease) in cash and cash equivalents	47,830	(62,786)
Cash and cash equivalents at beginning of year	363,956	458,102
Cash and cash equivalents at end of period	$411,786	$395,316